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EXHIBIT 99

NEWS RELEASE

DATE:	August 21, 2001
FROM:	Winland Electronics, Inc. 1950 Excel Drive Mankato, Minnesota 56001 http://www.winland.com/	CONTACT:	Lorin E. Krueger Chief Executive Officer (507) 625-7231

FOR IMMEDIATE RELEASE

WINLAND ELECTRONICS' SHAREHOLDERS REJECT OUTSIDE
ATTEMPT TO OUST BOARD OF DIRECTORS

MANKATO, Minn. / August 21, 2001 / PR Newswire / Winland Electronics, Inc. (Amex: WEX) announced today that the majority of its shareholders voted against a proposal by Dyna Technology, Inc. to remove all of Winland's existing directors and to elect a new board of directors proposed by Dyna Technology, Inc. Winland's shareholders rejected the proposal at a Special Meeting of Shareholders held on August 21, 2001. Dyna Technology, a Utah corporation solely owned by Ralph I. Call and his wife, Nola D. Call, owns more than 10 percent of Winland's common stock.

Eighty-five percent of the outstanding shares were voted at the meeting. Approximately 45% of those shares were voted against the proposal. Approximately 39% of the shares voted in favor of the proposal. Ralph Call did not attend today's special shareholder meeting.

Winland Electronics, based in Mankato, MN, designs and manufactures custom electronic control products and systems, as well as proprietary products for the security/industrial marketplace.

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NEWS RELEASE
WINLAND ELECTRONICS' SHAREHOLDERS REJECT OUTSIDE ATTEMPT TO OUST BOARD OF DIRECTORS